Exhibit 99.1

ARROW ELECTRONICS NON-GAAP EARNINGS PER SHARE OF $1.12, AHEAD OF EXPECTATIONS

-- Cash Flow from Operations of $334 Million --

FOR IMMEDIATE RELEASE

ENGLEWOOD, Colo. –- July 24, 2013 -- Arrow Electronics, Inc. (NYSE:ARW) today reported second-quarter 2013 net income of $89.9 million, or $.86 per share on a diluted basis, compared with net income of $114.4 million, or $1.02 per share on a diluted basis in the second quarter of 2012.  Excluding certain items in both the second quarters of 2013 and 2012 as described in the non-GAAP earnings reconciliation table found herein, net income would have been $116.9 million, or $1.12 per share on a diluted basis, in the second quarter of 2013 compared with net income of $124.1 million, or $1.11 per share on a diluted basis, in the second quarter of 2012. The results for the second quarter of 2013 and 2012 include intangible amortization expense of approximately $9 million ($7 million net of tax, or $.07 per share on a diluted basis).  Second-quarter sales of $5.31 billion increased 3 percent from sales of $5.15 billion in the prior year.

“We executed very well in the second quarter, with revenue at the top end of our guidance and non-GAAP earnings per share well ahead of our expectations.  In our components segment, we saw each of our regions post sales above the high end of normal sequential seasonality.  Our enterprise computing solutions business performed especially well, with our 14th consecutive quarter of year-over-year organic growth and operating margins at the highest level in five years,” said Michael J. Long, chairman, president, and chief executive officer.  “Our differentiated value-added strategy continues to drive strong financial performance.”

Global components second-quarter sales of $3.40 billion decreased 2 percent year over year.  Sales, as adjusted in the non-GAAP sales reconciliation table below, increased 1 percent year over year.  In the Americas, sales declined 4 percent year over year due to ongoing market weakness amid economic uncertainty.  European sales were down 9 percent year over year primarily due to the prospective change in the accounting for revenue related to a fulfillment contract.  European sales, as adjusted in the non-GAAP earnings table below, increased 4 percent year over year.  Sales in the Asia-Pacific region increased 10 percent year over year, driven by strong growth in China and the ASEAN region.

Global ECS second-quarter sales of $1.91 billion increased 12 percent year over year.  Sales, as adjusted in the non-GAAP sales reconciliation table below, increased 7 percent year over year.  In the Americas, sales growth was 10 percent year over year.  In Europe, sales growth, including the Altimate acquisition, was 18 percent with broad-based strength across the region.

“Cash flow is again a great story as we generated $334 million in cash flow from operations in the second quarter of 2013 and $519 million on a trailing 12 month basis, meaningfully exceeding our targets,” said Paul J. Reilly, executive vice president, finance and operations, and chief financial officer.  “In the first half of 2013 we returned nearly $300 million to shareholders through our stock repurchase program, bringing the total amount returned to shareholders to $900 million since the beginning of 2010.”

SIX-MONTH RESULTS

Arrow’s net income for the first six months of 2013 was $167.8 million, or $1.58 per share on a diluted basis, compared with net income of $228.0 million, or $2.02 per share on a diluted basis in the first six months of 2012.  Excluding certain items in both the first six months of 2013 and 2012 as described in the non-GAAP earnings reconciliation table found herein, net income would have been $212.9 million, or $2.01 per share on a diluted basis, in the first six months of 2013 compared with net income of $243.9 million, or $2.16 per share on a diluted basis, in the first six months of 2012.  The results for the first six months of 2013 and 2012 include intangible amortization expense of approximately $18 million and $19 million, respectively ($14 million and $15 million net of tax, respectively, or $.13 per share on a diluted basis for both 2013 and 2012).  In the first six months of 2013, sales of $10.16 billion increased 1 percent from sales of $10.04 billion in the first six months of 2012.

GUIDANCE

Looking ahead to the third quarter of 2013, there remains economic uncertainty across the globe.  In light of these economic conditions, the company remains somewhat cautious in the outlook for business activity in the third quarter.  The company expects sales to be at the low to midpoint of normal sequential seasonal activity.

“As we look to the third quarter, we believe that total sales will be between $4.9 billion and $5.3 billion, with global components sales between $3.35 billion and $3.55 billion and global enterprise computing solutions sales between $1.55 billion and $1.75 billion.  We expect earnings per share, on a diluted basis, excluding amortization of intangible assets of approximately $.07 per share, and any charges to be in the range of $1.14 to $1.26.  Our guidance assumes an average tax rate in the range of 27 to 29 percent, average diluted shares outstanding are expected to be 101.7 million, and the average USD to Euro exchange rate for the third quarter is 1.31 to 1,” said Mr. Reilly.

Please refer to the CFO commentary as a supplement to the company’s earnings release, which can be found at www.arrow.com/investor.

Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Arrow serves as a supply channel partner for more than 100,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 470 locations in 55 countries.

# # #

Certain Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders and net income per basic and diluted share. The company provides sales on a non-GAAP basis adjusted for the impact of foreign currency and certain other items that impact the year-over-year comparison.  These other items include a prospective revision of sales related to a certain fulfillment contract to present these revenues on an agency basis as net fees, as compared to presenting gross sales (referred to as “change in presentation of sales” which had no impact on profitability or cash flow) and the impact of acquisitions by adjusting the company's prior periods to include the sales of businesses acquired as if the acquisitions had occurred at the beginning of the period presented (referred to as "impact of acquisitions"). Operating income, net income attributable to shareholders and net income per basic and diluted share are adjusted for certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations.  These charges, credits, gains, and losses arise out of the company’s efficiency enhancement initiatives, acquisitions, prepayment of debt, and adjustments related to certain tax matters. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.

The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results.  This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance.  In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP.  Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

ARROW ELECTRONICS, INC.
SALES RECONCILIATION
(In thousands)
(Unaudited)

	Quarter Ended
	June 29, 2013	June 30, 2012	% Change

Consolidated sales, as reported	$5,306,085	$5,150,563	3.0%
Impact of foreign currency	-	33,884
Impact of acquisitions	-	97,840
Change in presentation of sales	-	(149,138)
Consolidated sales, as adjusted	$5,306,085	$5,133,149	3.4%

Global components sales, as reported	$3,398,690	$3,453,687	(1.6)%
Impact of foreign currency	-	21,575
Impact of acquisitions	-	25,792
Change in presentation of sales	-	(149,138)
Global components sales, as adjusted	$3,398,690	$3,351,916	1.4%

Europe components sales, as reported	$901,748	$991,586	(9.1)%
Impact of foreign currency	-	23,841
Change in presentation of sales	-	(149,138)
Europe components sales, as adjusted	$901,748	$866,289	4.1%

Global ECS sales, as reported	$1,907,395	$1,696,876	12.4%
Impact of foreign currency	-	12,309
Impact of acquisitions	-	72,048
Global ECS sales, as adjusted	$1,907,395	$1,781,233	7.1%

	Six Months Ended
	June 29, 2013	June 30, 2012	% Change

Consolidated sales, as reported	$10,155,714	$10,040,092	1.2%
Impact of foreign currency	-	43,027
Impact of acquisitions	3,219	225,293
Change in presentation of sales	-	(280,626)
Consolidated sales, as adjusted	$10,158,933	$10,027,786	1.3%

Global components sales, as reported	$6,591,270	$6,803,241	(3.1)%
Impact of foreign currency	-	32,710
Impact of acquisitions	3,219	59,621
Change in presentation of sales	-	(280,626)
Global components sales, as adjusted	$6,594,489	$6,614,946	(.3)%

Europe components sales, as reported	$1,788,384	$2,048,217	(12.7)%
Impact of foreign currency	-	37,297
Change in presentation of sales	-	(280,626)
Europe components sales, as adjusted	$1,788,384	$1,804,888	(.9)%

Global ECS sales, as reported	$3,564,444	$3,236,851	10.1%
Impact of foreign currency	-	10,317
Impact of acquisitions	-	165,672
Global ECS sales, as adjusted	$3,564,444	$3,412,840	4.4%

ARROW ELECTRONICS, INC.
EARNINGS RECONCILIATION
 (In thousands except per share data)
(Unaudited)

	Quarter Ended		Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012

Operating income, as reported	$155,875	$188,689	$293,427	$376,138
Restructuring, integration, and other charges	30,224	13,347	51,834	21,590
Operating income, as adjusted	$186,099	$202,036	$345,261	$397,728

Net income attributable to shareholders, as reported	$89,935	$114,383	$167,810	$228,011
Restructuring, integration, and other charges	20,688	9,702	36,183	15,843
Loss on prepayment of debt	-	-	2,627	-
Adjustments to tax reserves
Income tax	5,362	-	5,362	-
Interest (net of taxes)	939	-	939	-
Net income attributable to shareholders, as adjusted	$116,924	$124,085	$212,921	$243,854

Net income per basic share, as reported	$.87	$1.04	$1.61	$2.05
Restructuring, integration, and other charges	.20	.09	.35	.14
Loss on prepayment of debt	-	-	.03	-
Adjustments to tax reserves
Income tax	.05	-	.05	-
Interest (net of taxes)	.01	-	.01	-
Net income per basic share, as adjusted	$1.13	$1.12	$2.04	$2.19

Net income per diluted share, as reported	$.86	$1.02	$1.58	$2.02
Restructuring, integration, and other charges	.20	.09	.34	.14
Loss on prepayment of debt	-	-	.02	-
Adjustments to tax reserves
Income tax	.05	-	.05	-
Interest (net of taxes)	.01	-	.01	-
Net income per diluted share, as adjusted	$1.12	$1.11	$2.01	$2.16

The sum of the components for basic and diluted net income per share, as adjusted, may not agree to totals, as presented, due to rounding.

Information Relating to Forward-Looking Statements

This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global ECS markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow.  Forward-looking statements are those statements, which are not statements of historical fact.  These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended December 31, 2012.

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Quarter Ended		Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012

Sales	$5,306,085	$5,150,563	$10,155,714	$10,040,092
Costs and expenses:
Cost of sales	4,616,513	4,463,419	8,824,070	8,672,369
Selling, general, and administrative expenses	470,874	457,073	922,279	912,910
Depreciation and amortization	32,599	28,035	64,104	57,085
Restructuring, integration, and other charges	30,224	13,347	51,834	21,590
	5,150,210	4,961,874	9,862,287	9,663,954
Operating income	155,875	188,689	293,427	376,138
Equity in earnings of affiliated companies	1,360	1,428	3,343	3,612
Loss on prepayment of debt	-	-	4,277	-
Interest and other financing expense, net	30,199	28,555	59,729	55,687
Income before income taxes	127,036	161,562	232,764	324,063
Provision for income taxes	37,000	47,081	64,770	95,859
Consolidated net income	90,036	114,481	167,994	228,204
Noncontrolling interests	101	98	184	193
Net income attributable to shareholders	$89,935	$114,383	$167,810	$228,011
Net income per share:
Basic	$.87	$1.04	$1.61	$2.05
Diluted	$.86	$1.02	$1.58	$2.02
Average number of shares outstanding:
Basic	103,225	110,433	104,542	111,218
Diluted	104,024	112,031	105,892	113,079

ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)

	June 29, 2013	December 31, 2012
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$345,891	$409,684
Accounts receivable, net	4,723,601	4,923,898
Inventories	2,104,717	2,052,720
Other current assets	286,264	328,999
Total current assets	7,460,473	7,715,301
Property, plant, and equipment, at cost:
Land	23,906	23,944
Buildings and improvements	155,067	152,008
Machinery and equipment	1,072,661	1,030,983
	1,251,634	1,206,935
Less: Accumulated depreciation and amortization	(646,465)	(607,294)
Property, plant, and equipment, net	605,169	599,641
Investments in affiliated companies	65,505	65,603
Intangible assets, net	395,170	414,033
Cost in excess of net assets of companies acquired	1,704,298	1,711,703
Other assets	277,106	279,406
Total assets	$10,507,721	$10,785,687
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,633,720	$3,769,268
Accrued expenses	615,304	776,586
Short-term borrowings, including current portion of long-term debt	24,922	364,357
Total current liabilities	4,273,946	4,910,211

Long-term debt	2,072,625	1,587,478
Other liabilities	336,921	300,636
Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized – 160,000 shares in both 2013 and 2012
Issued – 125,424 shares in both 2013 and 2012	125,424	125,424
Capital in excess of par value	1,051,243	1,086,239
Treasury stock (25,343 and 19,423 shares in 2013 and 2012, respectively), at cost	(899,185)	(652,867)
Retained earnings	3,447,099	3,279,289
Foreign currency translation adjustment	130,773	182,632
Other	(35,449)	(37,495)
Total shareholders' equity	3,819,905	3,983,222
Noncontrolling interests	4,324	4,140
Total equity	3,824,229	3,987,362
Total liabilities and equity	$10,507,721	$10,785,687

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	June 29, 2013	June 30, 2012
Cash flows from operating activities:
Consolidated net income	$90,036	$114,481
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	32,599	28,035
Amortization of stock-based compensation	6,799	6,891
Equity in earnings of affiliated companies	(1,360)	(1,428)
Deferred income taxes	(36)	(2,629)
Restructuring, integration, and other charges	20,688	9,702
Other	512	(1,474)
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	(227,817)	(214,037)
Inventories	(34,489)	(81,464)
Accounts payable	343,706	244,623
Accrued expenses	(415)	(10,065)
Other assets and liabilities	103,694	(32,016)
Net cash provided by operating activities	333,917	60,619
Cash flows from investing activities:
Cash consideration paid for acquired businesses	-	(26,654)
Acquisition of property, plant, and equipment	(26,810)	(26,611)
Purchase of cost method investment	-	(15,000)
Net cash used for investing activities	(26,810)	(68,265)
Cash flows from financing activities:
Change in short-term and other borrowings	(13,397)	(3,503)
Repayment of long-term bank borrowings, net	(129,600)	(291,900)
Proceeds from exercise of stock options	1,695	628
Excess tax benefits from stock-based compensation arrangements	142	34
Repurchases of common stock	(198,806)	(100,114)
Net cash used for financing activities	(339,966)	(394,855)
Effect of exchange rate changes on cash	14,599	(11,375)
Net decrease in cash and cash equivalents	(18,260)	(413,876)
Cash and cash equivalents at beginning of period	364,151	739,708
Cash and cash equivalents at end of period	$345,891	$325,832

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 29, 2013	June 30, 2012
Cash flows from operating activities:
Consolidated net income	$167,994	$228,204
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	64,104	57,085
Amortization of stock-based compensation	12,782	14,146
Equity in earnings of affiliated companies	(3,343)	(3,612)
Deferred income taxes	19,548	16,332
Restructuring, integration, and other charges	36,183	15,843
Excess tax benefits from stock-based compensation arrangements	(6,617)	(4,981)
Loss on prepayment of debt	2,627	-
Other	(377)	(2,897)
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	161,163	119,977
Inventories	(59,866)	(105,821)
Accounts payable	(124,091)	109,425
Accrued expenses	(173,852)	(74,629)
Other assets and liabilities	58,258	(58,118)
Net cash provided by operating activities	154,513	310,954
Cash flows from investing activities:
Cash consideration paid for acquired businesses	(9,382)	(187,197)
Acquisition of property, plant, and equipment	(53,561)	(48,864)
Purchase of cost method investments	(3,000)	(15,000)
Net cash used for investing activities	(65,943)	(251,061)
Cash flows from financing activities:
Change in short-term and other borrowings	(27,739)	(12,577)
Proceeds from (repayment of) long-term bank borrowings, net	(85,300)	37,800
Net proceeds from note offering	591,156	-
Redemption of senior notes	(338,184)	-
Proceeds from exercise of stock options	12,295	10,766
Excess tax benefits from stock-based compensation arrangements	6,617	4,981
Repurchases of common stock	(312,310)	(157,798)
Net cash used for financing activities	(153,465)	(116,828)
Effect of exchange rate changes on cash	1,102	(14,120)
Net decrease in cash and cash equivalents	(63,793)	(71,055)
Cash and cash equivalents at beginning of period	409,684	396,887
Cash and cash equivalents at end of period	$345,891	$325,832

ARROW ELECTRONICS, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended		Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Sales:
Global components	$3,398,690	$3,453,687	$6,591,270	$6,803,241
Global ECS	1,907,395	1,696,876	3,564,444	3,236,851
Consolidated	$5,306,085	5,150,563	$10,155,714	$10,040,092

Operating income (loss):
Global components	$140,158	$170,524	$268,438	$341,232
Global ECS	80,722	65,961	142,313	121,448
Corporate (a)	(65,005)	(47,796)	(117,324)	(86,542)
Consolidated	$155,875	$188,689	$293,427	$376,138

(a)
Includes restructuring, integration, and other charges of $30.2 million and $51.8 million for the second quarter and first six months of 2013 and $13.3 million and $21.6 million for the second quarter and first six months of 2012, respectively.

CONTACT:
Arrow Electronics, Inc.
Contacts:
Greg Hanson, 303-824-4537
Vice President and Treasurer
or
Paul J. Reilly, 631-847-1872
Executive Vice President, Finance and Operations & Chief Financial Officer
or
Media Contact:
John Hourigan, 303-824-4586
Vice President, Global Communications